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                                                               EXHIBIT (M)(6)(I)

               SECOND AMENDMENT TO FUNDS TRADING AGREEMENT BETWEEN
          FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.,
                 INVESTORS BANK & TRUST COMPANY, GRANTHAM, MAYO,
                      VAN OTTERLOO & CO. LLC, AND GMO TRUST

     THIS AMENDMENT, dated as of the first day of April, 2003, by and between Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), Investors Bank & Trust Company ("Transfer Agent"), Grantham, Mayo, Van Otterloo & Co. LLC ("GMO"), and GMO Trust, a Massachusetts Business Trust, on behalf of each fund listed on Exhibit A, severally and not jointly (individually, the "Fund" and collectively, the "Funds).

                                   WITNESSETH:

     WHEREAS, FIIOC Transfer Agent, GMO and GMO Trust heretofore entered into an agreement dated July 1, 2001, as amended (the "Agreement") with regard to certain employee benefit plans for which FIIOC performs administrative and recordkeeping services (individually a "Plan", collectively the "Plans"); and

     WHEREAS, FIIOC, Transfer Agent, GMO and GMO Trust desire to amend the Agreement in accordance with the provisions of Section 19 thereof.

     NOW THEREFORE, in consideration of the above premises, FIIOC, Transfer Agent, GMO and GMO Trust hereby amend the Agreement as follows:

          Restating Exhibit "A" in its entirety, as attached hereto.

          Restating Exhibit "D", in its entirety as attached hereto.

     IN WITNESS WHEREOF, FIIOC, Transfer Agent, GMO and GMO Trust have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

INVESTORS BANK & TRUST COMPANY          FIDELITY INVESTMENTS INSTITUTIONAL
                                        OPERATIONS COMPANY, INC.


By: /S/ Sheila McClorey                 By: /S/ Rebecca Hays
    ---------------------------------       ------------------------------------
Name:  Sheila McClorey                  Name: Rebecca Hays
Title: Senior Director                  Title: Director, FIIOC Authorized
                                               Signatory
Date: March 31, 2005                    Date: March 28, 2003

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GRANTHAM MAYO VAN OTTERLOO & CO. LLC    GMO TRUST, ON BEHALF OF EACH FUND ON
                                        EXHIBIT A, SEVERALLY AND NOT JOINTLY


By: /S/ William R. Royer                By: /S/ William R. Royer
    ---------------------------------       ------------------------------------
Name: William R. Royer                  Name: William R. Royer
Title: Partner, General Counsel         Title: Vice President
Date: 3/28/05                           Date: 3/28/03
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                                    EXHIBIT A

                                      FUNDS

SECTION I:

FUND:            GMO U.S. Core Fund, Class III
TICKER SYMBOL:   GMCTX
CUSIP:           362007882

FUND:            GMO Emerging Country Debt Share Fund, Class III
TICKER SYMBOL:   GECDX
CUSIP:           362008641

SECTION II:

FUND:            GMO Growth Fund, Class M
TICKER SYMBOL:   GMGMX
CUSIP:           362008526
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                                    EXHIBIT D

                                  COMPENSATION

          WITH REFERENCE TO THE FUNDS LISTED IN SECTION I OF EXHIBIT A, in consideration of the services provided by FIIOC under this Agreement, no compensation shall be paid.

          WITH REFERENCE TO THE FUNDS LISTED IN SECTION II OF EXHIBIT A, in consideration of the services provided by FIIOC under this Agreement, Transfer Agent shall pay to FIIOC an amount equal to 35 basis points (0.35%) per annum of the average aggregate amount invested in the Funds through the Plans each calendar month.

          The average aggregate amount invested through the Plans over a calendar month shall be computed by totaling daily balances during the month and dividing such total by the actual number of days in the month. FIIOC shall calculate this payment at the end of each calendar month and shall forward an invoice to Transfer Agent, along with such other supporting data as may be reasonably requested by Transfer Agent. Transfer Agent shall make such payment to FIIOC via wire transfer within 30 days of receipt of FIIOC's invoice.